SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2008

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

(address of principal executive offices)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2008, Bryn Mawr Bank Corporation (“BMBC”) completed its acquisition of JNJ Holdings, LLC Lau Associates LLC and Lau Professional Services LLC pursuant to that certain Membership Interest Purchase Agreement dated as of June 9, 2008 by and among BMBC, Marigot Daze LLC, JNJ Holdings LLC, Lau Associates LLC and Lau Professional Services LLC (the “Purchase Agreement”). Pursuant to the Purchase Agreement, BMBC acquired from Marigot Daze all of the issued and outstanding limited liability company membership interests in JNJ Holdings, a holding company that wholly owns Lau Associates, a financial planning and investment advisory firm, and Lau Professional Services, a tax preparation firm.

$3,661,203 of the purchase price was paid at closing on July 15, 2008, and the remaining balance of the purchase price will be payable in annual installments during the period commencing on the closing date and continuing through December 31, 2011, with the amount of such annual installments to be based on the pre-tax income of the acquired businesses during the aforementioned post-closing period. However, the total purchase price payable by BMBC under the Purchase Agreement will be no more than $19 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

Date: July 15, 2008